UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 19, 2009

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49608	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:
(86)10-59621278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 19, 2009, China Agritech, Inc. (the “Company”), a Delaware corporation, entered into and consummated a Securities Purchase Agreement (the “Purchase Agreement”) with Carlyle Asia Growth Partners IV, L.P. and CAGP IV Co-Investment, L.P. (collectively, the “Investors”), who are qualified institutional buyers, pursuant to which the Company issued (i) 1,392,768 shares of common stock, par value $0.001 per share (the “Shares”), and warrants (collectively, the “Warrants”) to purchase up to 928,514 shares of common stock, par value $0.001 per share (the “Warrant Shares”), at an initial exercise price of approximately $10.77 per share, which is subject to adjustment.  The total aggregate purchase price was $15,000,000. The exercise price of the Warrants has a floor of approximately $3.0657 per share, and in the event that the Warrants are exercised at that price, the Company would issue an additional 2,333,331 shares (the “Additional Warrant Shares”), for an aggregate of 3,261,845 shares issued pursuant to the Warrants.

The adjustment resulting in the issuance of the Additional Warrant Shares would only occur if the Company does not meet the Net Income Target, as defined below. Pursuant to the Purchase Agreement, the Company is also obligated to issue up to 3,500,000 shares of common stock (the “Make-Good Shares”) to the Investors in the event that the Company fails to meet a predetermined net income target of $11.5 million for the fiscal year ending December 31, 2009 (the “Net Income Target”).  For purposes of this transaction and pursuant to the Purchase Agreement, “Net Income” is defined as the consolidated net income of the Company and its subsidiaries for the calendar year ending December 31, 2009 as reported in the Company’s audited financial statements for the fiscal year ending December 31, 2009, excluding any income attributable to non-recurring, extraordinary transactions, including acquisitions and divestitures engaged in by the Company and its subsidiaries, but increased by (i) any non-cash charges incurred as a result of the transactions contemplated under the Purchase Agreement and by the other transaction documents, including without limitation, the issuance of the Warrants or any Warrant Shares or Additional Warrant Shares issued thereunder, and any issuance of Make-Good Shares and (ii) reasonable expenses incurred in connection with any bona fide public offering of the Company’s securities.  If the Company meets the Net Income Target it will not issue any Additional Warrant Shares or any Make-Good Shares.  The Purchase Agreement limits the Investors’ beneficial ownership of the Company’s common stock to 19.99%  of the shares issued and outstanding immediately prior to the closing of the transaction described herein (the “Beneficial Ownership Limitation”) until such time as the Company has satisfied in full the provisions of Regulation 14C with respect to the approval by written consent in lieu of a meeting the Company received from stockholders holding a majority of the Company’s common stock issued and outstanding approving the Purchase Agreement, the transaction documents, and the transactions contemplated thereby.

Pursuant to the Purchase Agreement the Company granted the Investors a one-year right of participation in future offerings by the Company of shares of its common stock, debt or equity securities convertible, exercisable or exchangeable into common stock, or debt securities (a “Qualified Offering”).  The Investors’ right of participation was granted individually, on a pro rata basis based upon their original respective subscription amounts, and collectively no less than $5 million and no more than $10 million.  Pursuant to the Purchase Agreement, and more fully described below, the Investors also have the right to collectively designate one person to serve as a member of the Company’s Board of Directors (the “Board”).

Warrant

The Warrants have a term of 30 months and become exercisable six months from issuance.  As described more fully above, the Warrants have an initial exercise price of approximately $10.77 per share, which is subject to adjustment.  The exercise price of the Warrants has a floor of approximately $3.0657 per share, and in the event that the Warrants were exercised at that price, the Company would issue the Additional Warrant Shares, for an aggregate of 3,261,845 shares issued pursuant to the Warrants. The Warrant Shares and Additional Warrant Shares are subject to customary anti-dilution protections in the event of stock dividends or splits, cash dividends, stock reclassifications and mergers. The Warrants are exercisable for cash and contain a cashless exercise feature applicable only during such time when the Warrants are exercisable but a registration statement covering the Warrant Shares or Additional Warrant Shares is not effective.

Registration Rights Agreement

In connection with the transaction, the Company entered into a registration rights agreement, pursuant to which the Company agreed to prepare and file a registration statement covering the resale of the Shares and Warrant Shares, and the Make-Good Shares and Additional Warrant Shares, if such shares are issued (collectively, the “Registrable Securities”), with the SEC. The Company will file such registration statement on the earlier of the 30th calendar day following the completion by the Company of a Qualified Offering or January 31, 2010.  The Company is required to keep the registration statement continuously effective under the Securities Act of 1933, as amended (the “Securities Act”), until such date as is the earlier of the date when all of the securities covered by that registration statement have been sold or the date on which such securities may be sold without any restriction pursuant to Rule 144 (the “Financing Effectiveness Period”).  The Company will pay liquidated damages of 1.5% of the aggregate purchase price paid by each holder pursuant to the Purchase Agreement per month, payable in cash, up to a maximum of 4.5% of the aggregate subscription amount paid by such holder pursuant to the Purchase Agreement, if the registration statement is not filed within the foregoing time period, is not declared effective within 90 days following the initial filing or 120 days if there is a full review by the United States Securities and Exchange Commission (the “SEC”), or ceases to be effective for more than 30 consecutive calendar days or more than an aggregate of 45 calendar days during any 12-month period prior to the expiration of the Financing Effectiveness Period.  However, no liquidated damages will be paid with respect to any Registrable Securities that are not registered because the Company is not permitted to include all Registrable Securities in any registration statement due to any publicly-available SEC guidance or the Securities Act.

Voting Agreement

In connection with the Purchase Agreement, (i) the Company, (ii) the Investors, (iii) Yu Chang, our Chief Executive Officer, President & Secretary, (iv) Xiao Rong Teng, a member of our Board of Directors, (v) China Tailong Group Limited, which is owned by Mr. Chang, and (vi) Sammi Holdings Limited, which is owned 85% by Mr. Chang and 15% by Ms. Teng (China Tailong Group, Limited and Sammi Holdings Limited being the “Additional Stockholders”), entered into a voting agreement whereby Mr. Chang, Ms. Teng and the Additional Stockholders agreed to vote their respective shares of common stock at each annual meeting of the Company’s stockholders or at any other meeting or pursuant to each written consent of the Company’s stockholders, in each such case, at which or pursuant to which, members of the Board are to be elected for one individual designated by the Investors (jointly) to be appointed as a member of the Board of Directors.  In the event that the Board determines that the Investors’ designee qualifies an “independent director” as defined and determined in accordance with Rule 5605(a)(2) of the Nasdaq Marketplace Rules, the Company, Mr. Chang, Ms. Teng and the Additional Stockholders agreed to take any and all action necessary so as to cause the Investors’ designee to be appointed to each committee of the Board, including, but not limited to, the audit and compensation committees of the Board; provided, however, that for inclusion on the audit committee, such designee must also meet the requirements for service on the audit committee as set forth in Rule 5605(c)(2)(A) of the Nasdaq Marketplace Rules.  The Investors’ right to designate a member of the Board terminates at such time as the Investors, together, do not own at least 5.0% of the shares of common stock of the Company, calculated on a fully diluted basis.  In order to effect the appointment of the Investors’ designee, the Board will increase the number of its members from five to six.

Item 3.02  Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

As more fully described above, on October 19, 2009, the Company issued (i) 1,392,768 shares of common stock, par value $0.001 per share and warrants to purchase up to 928,514 shares of common stock, par value $0.001 per share, at an initial exercise price of approximately $10.77 per share, which is subject to adjustment.  The total aggregate purchase price was $15,000,000. The exercise price of the Warrants has a floor of approximately $3.0657 per share, and in the event that the Warrants are exercised at that price, the Company would issue an additional 2,333,331 shares, for an aggregate of 3,261,845 shares issued pursuant to the Warrants. An adjustment resulting in the issuance of the Additional Warrant Shares would only occur if the Company does not meet the Net Income Target. Pursuant to the Purchase Agreement, the Company is also obligated to issue up to 3,500,000 additional shares of common stock to the Investors in the event that the Company does not meet the Net Income Target.

Pursuant to its obligations under Nasdaq Marketplace Rule 5635, the Company received the written consent of the stockholders holding a majority of the shares of the Company’s outstanding common stock approving the transaction.  The Company intends to promptly file an Information Statement on Schedule 14A with the SEC to satisfy in full the provisions of Regulation 14C with respect to such written consent.  Pursuant to the Purchase Agreement, the Beneficial Ownership Limitation terminates upon  satisfaction in full by the Company of the provisions of Regulation 14C with respect to receipt of such stockholder approval.

The issuance of the securities was exempt from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder by the SEC, Rule 506 under Regulation D as promulgated under the Securities Act and Rule 903 of Regulation S also promulgated thereunder.  There was no placement agent or underwriter in connection with this transaction.

Item 8.01  Other Events.

On October 20, 2009, the Company issued a press release announcing the closing of the transaction described in Items 1.01 and 3.02 of this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
4.2	Registration Rights Agreement, dated as of October 19, 2009
10.1	Securities Purchase Agreement, dated as of October 19, 2009
10.2	Voting Agreement, dated as of October 19, 2009
99.1	Press Release, dated as of October 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: October 20, 2009	/s/ Yu Chang
Yu Chang
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
4.1	Form of Warrant
4.2	Registration Rights Agreement, dated as of October 19, 2009
10.1	Securities Purchase Agreement, dated as of October 19, 2009
10.2	Voting Agreement, dated as of October 19, 2009
99.1	Press Release, dated as of October 20, 2009